Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated September 29, 2023, of SunHydrogen, Inc. relating to the audits of the consolidated financial statements for the periods ended June 30, 2023 and 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
The Woodlands, Texas

January 24, 2024